BG Staffing, Inc. Preannounces Unaudited 2016
Year End Financial Results

Company to Host Investor Conference Call After
Publishing Audited Results

PLANO, Texas – (Feb 17, 2017) – BG Staffing, Inc. (NYSE MKT: BGSF), a rapidly growing national provider of temporary staffing services, today preannounced unaudited financial results for its full fiscal year ended December 25, 2016. Subject to our audit completion, we anticipate our results to be as follows:

•	Revenues are expected to be $253.9 million, a 16.7% increase over 2015.

•	Net income is expected to be $6.9 million, a 28.7% increase over 2015.

•	Fully diluted earnings per share are expected to be $0.82 versus $0.73 in 2015.

•	Adjusted EBITDA is expected to be $22.6 million, a 26.4% increase over 2015.

L. Allen Baker Jr., CEO said, “I am pleased to report these record results and very proud of the outstanding work our teams did in order to achieve them."

The Company also announced that it will file its audited year-end financial results after the close of the market on March 6, 2017. The Company will host an investor conference call on March 7, 2017 at 1:30pm PST (4:30pm EST) to review fourth-quarter and record year-end financial results. Management will also discuss operating highlights.

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on March 7, 2017. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=122908. A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting March 7, 2017, at 7:30pm EST through March 14, 2017 at 11:59 pm EST. Please use PIN Number 10002425.

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission ("SEC"). To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, certain financial covenants in our credit facility are based on this measure.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	(dollars in millions)
	December 25, 2016	December 27, 2015

Net income	$6.9	$5.3
Interest expense, net	4.0	3.0
Income tax expense	4.3	3.4
Depreciation and amortization	6.7	5.5
Loss on extinguishment of debt	0.4	0.4
Share-based compensation	0.3	0.4
Put option adjustment	—	(0.1)
Adjusted EBITDA	$22.6	$17.9

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but retention of unique and dedicated talent within the companies. This has resulted in a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com